CENTURY CAPITAL MANAGEMENT TRUST

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CENTURY CAPITAL MANAGEMENT TRUST

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IMPORTANT
PROXY MATERIALS
PLEASE CAST YOUR VOTE NOW!

Dear Fellow Century Fund Shareholder,

All Century Funds will hold a Special Meeting of Shareholders on October 1, 2015 at Century’s offices in Boston, MA.  The purpose of the meeting is to provide you with the opportunity to vote on several proposals that the Funds’ Trustees are asking shareholders to approve at the meeting.  As a shareholder, you have the opportunity to voice your opinion on these matters.  Please vote promptly.  Your vote is extremely important regardless of how large or small your holdings may be.

Each of the proposals have been carefully reviewed by the Board of Trustees of the Funds.  The Trustees, the majority of whom are not affiliated with Century Capital Management, LLC, the Fund’s investment adviser, are responsible for protecting your interests as a shareholder.  These Trustees believe the proposals are in the best interests of shareholders, and they recommend that you vote for each proposal.

The following Questions & Answers (Q&A) section is provided to assist you in understanding the proposals.  Each of the proposals is described in greater detail in the accompanying Proxy Statement.

Voting is quick and easy.  Everything you need is enclosed.  To cast your vote simply complete the proxy card enclosed in this package.  Be sure to sign the card before mailing it in the postage-paid envelope. You may also vote your shares by touchtone phone or through the internet.  Simply call the toll-free number or visit the web site indicated on your proxy card.

If you have any questions about the upcoming meeting or if you need information or assistance regarding how to vote, please call a shareholder service representative at (800) 591-6309.  Thank you for your participation in this important initiative.

Sincerely,

Alexander L. Thorndike
Chairman of the Board of Trustees

IMPORTANT INFORMATION TO HELP YOU
UNDERSTAND AND VOTE ON THE PROPOSALS

Please read the full text of the enclosed proxy statement.  Below is a brief overview of the proposals to be vote upon.  Your vote is important.  We appreciate your trust in Century and look forward to helping you achieve your financials goals.

On what proposals am I being asked to vote?

You are being asked to vote on the following proposals with respect to each Fund you are invested in:

1.	To approve a new investment advisory agreement between each of Century Shares Trust, Century Small Cap Select Fund and Century Growth Opportunities Fund (each a “Fund” and, together, the “Funds”) and Century Capital Management, LLC;

2.	The shareholders of Century Shares Trust are being asked to vote for the replacement of that Fund’s fundamental investment objective with a new non-fundamental investment objective; and

3.	The shareholders of Century Small Cap Select Fund are being asked to vote for the replacement of that Fund’s fundamental policy of concentrating its investments in the financial services and health care group of industries with a new fundamental policy of not concentrating its investments in any particular industry within the meaning of the 1940 Act.

Who is asking for your vote?

The enclosed proxy is solicited by the Board of Trustees of the Funds for use at the special meeting (the “Meeting”) of shareholders of the Funds and, if your Fund’s Meeting is adjourned or postponed, at any later sessions of the Meeting, for the purposes stated in the Notice of a Special Meeting.

What role does the Board of Trustees play?

The Trustees are responsible for setting policy and overseeing the Funds’ activities. They also hire and supervise the performance of the companies that provide services to the Funds, such as Century Capital Management, LLC (the investment adviser), the independent accountants, and the custodian.  In addition, the Trustees evaluate the Funds’ performance and oversee the Funds’ activities and fees.  They are experienced executives who have the obligation to serve the best interests of shareholders, including recommending changes to shareholders, such as those proposed in the enclosed proxy statement, that they believe are in the best interests of shareholders.

Does the Board of Trustees recommend each proposal?

Yes, the Board of Trustees unanimously recommends that you vote FOR each proposal.

Why are new investment advisory agreements with Century Capital Management, LLC being proposed?  (Proposal 1)

The Management Board of Century Capital Management, LLC (the “Adviser” or “Century Capital”), your Fund’s investment adviser, has unanimously determined that it is appropriate and desirable to divide the Adviser into two separate companies.  If consummated, the scheduled ownership restructuring (the “Restructuring”) would, under applicable law, result in the termination of your Fund’s investment advisory contract with the Adviser.  The Restructuring and proposed new investment advisory contracts provide for a continuous investment program for the Funds with no changes to the personnel responsible for managing the Funds or in the services the Adviser provides to the Funds.  It is expected that all of the Adviser’s employees who currently provide services to your Fund will continue to be employed by the Adviser after the Restructuring. You are being asked to approve new investment advisory contracts with Century so that Century, after its Restructuring, can continue to be your Fund’s investment adviser.

The Adviser currently has two distinct business units: the Public Securities Group (“PSG”), which provides investment advisory services to the Funds and other institutional investors, and the Private Equity Group (“PEG”) which provides investment management services to investment vehicles exempt from registration under the 1940 Act.  Under the current structure Alexander L. Thorndike, and the Management Committee consisting of PSG employees, is responsible for day to day management of PSG and Davis R. Fulkerson is responsible for the day to day management of PEG.  If the Restructuring is consummated, Alexander L. Thorndike and the Management Committee will be responsible for the day-to-day management of the Adviser.  After the Restructuring, Alexander L. Thorndike would have the ability to exercise voting control over the Adviser and Davis R. Fulkerson would cease exercising voting control over the Adviser.

If the proposed investment advisory agreement for my Fund is approved, will my Fund’s expenses change as a result?

No.  The management fee rates to be paid to the Adviser under the proposed investment advisory agreements will be identical to those paid under the current investment advisory agreements. None of the Funds will experience an increase in its management fee rate as a result of the Restructuring.

When is the Restructuring expected to occur?

The Restructuring is expected to be completed on or about December 31, 2015.

Why is the Board of Trustees recommending that shareholders of Century Shares Trust vote for the replacement of that Fund’s existing fundamental investment objective to seek “long-term growth of principal and income” with a new non-fundamental investment objective to seek “long-term capital growth?”  (Proposal 2)

The investment objective of Century Shares Trust is “fundamental,” meaning that it may be changed only by a vote of shareholders of the Fund.  The Board unanimously recommends that shareholders approve the proposal to replace the Fund’s fundamental investment objective with a new non-fundamental investment objective.  If approved, this change would enable the Board, in the future, to further change the Fund’s investment objective without the necessity of an additional shareholder vote.

In conjunction with the change to a non-fundamental investment objective, the Adviser is recommending changing the objective from “long-term growth of principal and income” to “long-term capital growth.”  The Adviser recommends this proposed change to the Fund’s investment objective largely because it believes, and the Board agrees, that removal of the “income” component of the Fund’s investment objective will provide greater flexibility for the Fund’s portfolio managers to focus the Fund on making investments that provide the opportunity for capital growth regardless of whether they generate dividends.  The change from “growth of principal” to “capital growth” is not viewed by the Adviser or the Board as a substantive change in meaning.  This part of the proposal is being made primarily to make the Fund’s new investment objective easier for potential investors to understand.  Althought the two phrases may have substantially identical meanings, “capital growth” is a much more common term used within the mutual fund industry.

Why is the Board of Trustees recommending that shareholders of Century Small Cap Select Fund vote for the replacement of the Fund’s existing fundamental policy of concentrating its investments in the financial services and health care group of industries, which means that currently at least 25% of the Fund’s assets (in the aggregate) are invested in financial services and health care companies, with a new fundamental policy of not concentrating its investments in any particular industry within the meaning of the 1940 Act?  (Proposal 3)

The existing fundamental concentration policy of Century Small Cap Select Fund mandates that the Fund invest at least 25% of its assets (in the aggregate) in the financial services and health care group of industries.  The Adviser believes that replacing this fundamental concentration policy with a policy under which the Fund will not concentrate its investments in any particular industry will allow the Adviser greater flexibility in seeking attractive investment opportunities for the Fund, while pursuing the Fund’s investment objective.

Will my Fund pay any fees or expenses in connection with the proxy vote?

No.  The cost of soliciting the proxies and the special shareholder meeting will be borne by the Adviser and not the Funds.

Who is eligible to vote?

Shareholders of record of each Fund at the close of business on August 14, 2015 (the “Record Date”) are entitled to be present and to vote at the Meeting or any adjournment or postponement thereof.  Shareholders of each Fund vote separately on each proposal.  The outcome of a vote for one Fund will not affect the outcome of a vote for the other Funds.  You may vote by attending the meeting in person.  You can also vote by returning your properly executed proxy card in the envelope provided.

When you complete and sign your proxy card, the proxies named will vote on your behalf at the Meeting (or any adjournments or postponements thereof) exactly as you have indicated.  If no choice is indicated, your shares of the Fund will be voted IN FAVOR OF approval of the applicable New Advisory Agreement (as defined in the proxy statement) with the Adviser and, if you are a shareholder of Century Shares Trust as of the Record Date, the replacement of that Fund’s fundamental investment objective with the new non-fundamental investment objective (as defined in the proxy statement) and, if you are a shareholder of Century Small Cap Select Fund as of the Record Date, the replacement of that Fund’s fundamental policy to concentrate its investments in the financial services and health care group of industries with a new fundamental policy to not concentrate its investments in any particular industry within the meaning of the 1940 Act.  If any other matters are properly presented at the Meeting for action, the persons named as proxies will vote in accordance with the views of management of the Funds.

How many votes am I entitled to as a shareholder?

You are entitled to one vote for each share of your Fund that you owned on the Record Date.

We Need Your Vote Prior to October 1, 2015

Please vote today on matters affecting your investment in the Century Funds. Your vote is extremely important.  By voting now your prompt attention will also help save on the cost of additional mailings and calls to shareholders.

THE BOARD HAS RECOMMENDED AND ENCOURAGES YOU
TO VOTE “FOR” THE PROPOSAL(S).

PLEASE CHOOSE ONE OF THE FOLLOWING OPTIONS TO VOTE YOUR SHARES:

1.   VOTE BY TELEPHONE. You may cast your vote by telephone by calling the toll-free number located on your proxy card. Please make sure to have your proxy card available at the time of the call.

2.   VOTE THROUGH THE INTERNET. You may cast your vote by logging onto the website indicated on your proxy card and following the instructions on the website. In order to log in you will need the control number found on your proxy card.

3.   VOTE BY MAIL. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. BE SURE TO SIGN EACH CARD BEFORE MAILING IT.

Your vote is very important to us.  Whether or not you plan to attend the Special Meeting in person, please vote the enclosed proxy.  If you have any questions about the upcoming meeting or if you need information or assistance regarding how to vote, please contact D.F. King & Co., an ASTOne Company, for additional information by calling toll-free  (800) 591-6309.